UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2004

Kmart Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50278	32-0073116

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 West Big Beaver Road, Troy, Michigan	48084

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 463-1000

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 8.01 Other Events

     On December 22, 2004, Kmart Holding Corporation and Sears, Roebuck and Co. jointly issued a press release announcing the withdrawal and refiling of their Hart-Scott-Rodino Notification and Report Forms with the Federal Trade Commission. A copy of the joint press release is attached as exhibit 99.1 and is incorporated herein by reference.

     Sears Holdings Corporation has filed a Registration Statement on Form S-4 with the SEC (Registration No. 333-120954) containing a preliminary joint proxy statement-prospectus regarding the proposed transaction. Stockholders are urged to read the definitive joint proxy statement-prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the definitive joint proxy statement-prospectus, as well as other filings containing information about Sears Holdings Corporation, Kmart and Sears, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the definitive joint proxy statement-prospectus and the SEC filings that will be incorporated by reference in the definitive joint proxy statement-prospectus can also be obtained, without charge, by directing a request to Kmart Holding Corporation, 3100 West Big Beaver Road, Troy, Michigan, 48084, Attention: Office of the Secretary, or to Sears, Roebuck and Co., 3333 Beverly Road, Hoffman Estates, Illinois, 60179, Attention: Office of the Secretary. Information regarding Sears Holdings’ proposed directors and executive officers, Kmart’s and Sears’ directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the preliminary joint proxy statement-prospectus contained in the above-referenced Registration Statement on Form S-4.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
99.1	Press Release issued on December 22, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMART HOLDING CORPORATION
Date: December 22, 2004	By:	/s/ James F. Gooch
		Name:	James F. Gooch
		Title:	Vice President, Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued on December 22, 2004.